Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment to Registration Statement No. 333-292700 on Form S-1 of Liftoff Mobile, Inc. of our report dated October 17, 2025, relating to the financial statements of Liftoff Mobile, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

January 28, 2026